                                                                  EXHIBIT 10.42
                                                                  -------------


                      SECOND AMENDMENT TO LEASE AGREEMENT
                             AND EXTENSION OF TERM


     THIS SECOND AMENDMENT TO LEASE AGREEMENT AND EXTENSION OF TERM (this "Amendment") is made as of March 31, 1998 by and between METRO PARK LLC, a Delaware limited liability company, successor-in-interest to Rockville Office/Industrial Associates ("the Landlord"), and COMTEQ FEDERAL, INC., a Maryland corporation ("the Tenant").


                                   RECITALS

     WHEREAS, the Landlord and the Tenant are parties to that certain Agreement of Lease dated December 14, 1993, as amended by the First Amendment to Lease Agreement dated November 1, 1996 (collectively, the "Lease"), pursuant to which the Tenant agreed to lease from the Landlord certain premises consisting of approximately 4,169 square feet of space located in a building situated at 7501-7515 Standish Place, Rockville, MD 20855, in Montgomery County, Maryland, as more particularly described in the Lease (the "Original Premises"); and

     WHEREAS, the Lease expires by its terms on March 31, 1998 (the "Existing Expiration Date"), the Landlord and the Tenant desire to extend the term of the Lease by a period of five (5) years, upon the terms and subject to the conditions which are hereinafter set forth, and to make certain other amendments to the Lease as described herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Amendment, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Landlord and the Tenant hereby agree that the Lease is amended, modified and supplemented as follows:

     1.   Defined Terms.  All capitalized terms used in this Amendment and not
          -------------
specifically defined herein shall have the meaning ascribed to those terms in the Lease.

     2.   Term Extended.  Subject to the provisions of this Amendment, the term
          -------------
of the Lease is hereby amended to expire on March 31, 2003 (the "New Expiration Date"). The period commending on April 1, 1998 and continuing until the New Expiration Date shall be referred to in this Amendment as the "Extension Term." The term "Extension Lease Year" shall mean (a) the period commencing on April 1, 1998 and terminating on March 31, 1999 and (b) each successive period of twelve
(12) calendar months thereafter during the Extension Term. During the Extension Term, (i) all references in the Lease to "Lease Year" shall be deemed to mean

"Extension Lease Year", as defined above, and (ii) all references to "the Term" of the Lease including, without limitation, Subsection 1.1 of the Lease, shall be deemed to include the Extension Term, as defined above.

     3.      Premises Expanded. The Landlord and the Tenant agree that,
             -----------------
effective April 1, 1998, the Original Premises shall be expanded by 4,017 rental square feet of adjoining space as more particularly shown on Exhibit A, so that
                                                             ---------
the total rentable square feet of the Premises shall be 8,186 square feet, and shall include Suites 7503 and 7505.

     4.      Holding Over.  Subsection 1.4.2 of the Lease is hereto amended to
             ------------
provide that in the event the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of the Lease without obtaining the Landlord's express consent, the rental payable during the period of such occupancy shall equal two hundred percent (200%) of the rental which was payable under the Lease immediately preceding such expiration or termination, prorated on a per diem basis, together with all damages (direct and consequential) sustained by the Landlord on account thereof.

     5.      Rent for Extension Period. As of April 1, 1998, Subsection 2.1 of
             -------------------------
the Lease is hereby deleted and the following inserted in lieu thereof:

     2.1.    Amount.  As rent for the Premises (all of which is hereinafter
             ------
     referred to collectively as "Rent"), the Tenant shall pay to the Landlord all of the following:

     2.1.1.  Base Rent.  An annual rent (hereinafter referred to as "the Base
             ---------
     Rent") comprised of the aggregate of the following components:

             (a) Net Component-a net component (hereinafter referred to as "the Net Component") which shall be in accordance with the following schedule:

             ----------------------------------------------------------
                          Period                  the Net Component
                          ------                  -----------------

                   the Commencement Date
                          through
                       March 31, 1999                $ 90,046.00

                          through
                       March 31, 2000                $ 98,232.00

                          through
                       March 31, 2001                $106,418.00

                          through
                       March 31, 2002                $114,604.00

             ----------------------------------------------------------

             ----------------------------------------------------------
                        through
                   New Expiration Date                 $122,790.00
             ----------------------------------------------------------


             AND

             (b) Costs Component. an initial operating costs component (hereinafter referred to as "the Costs Component") which, for each Extension Lease Year during the Term, is in the sum of $45,023.00 (but without impairing the Tenant's liability for any Additional Rent accruing under the provision of subsection 2.2).

     6.      Opening Cost Percentage.  As of April 1, 1998, Subsection 2.2.1 (b)
             -----------------------
(iii) of the Lease is hereby amended by deleting the language "shall be two point five (2.5%)" and inserting "shall be four point nine percent (4.9%)".

     If the Building is not fully occupied during all or a portion of any calendar year, the Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Annual Operating Costs (i.e. those items which vary according to occupancy levels) that would have been paid had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Annual Operating Costs for such year. If the Landlord is not furnishing any particular utility or service (the cost of which, if performed by the Landlord, would be included in Annual Operating Costs) to a tenant during any period, the Landlord may for such period: (i) adjust Annual Operating Expenses to reflect the additional amount that would reasonably have been incurred during such period had the Landlord furnished such utility or service to such Tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Building in computing the Tenant's share of Annual Operating Costs for such utility or service.

     7.      Security Deposit.  The Landlord acknowledges the prior receipt of
             ----------------
the sum of $4,899.00, to be held and/or applied by the Landlord in accordance with subsection 2.6 of the Lease.

     8.      Landlord's Work and Contributions.  Subsection 5.1 of the Lease and
             ---------------------------------
Paragraph 4 of the Addendum to the Lease are hereby deleted, and the following substituted in lieu thereof:

     5.1     By Landlord.

     5.1.1 At the Landlord's expense up to a maximum of $61,015.00 ("Landlord's Contribution"), the Landlord agrees to provide "Building Standard" improvements to the Premises in accordance with interior design drawing and final construction documents previously approved by the Tenant and the Landlord. Landlord's Contribution shall be applied to all construction costs, including the cost of drawings and documents, architectural and engineering fees, labor materials and a construction management fee payable to the Landlord equal to 1.25% of the total construction costs (collectively, "Improvement Costs"). In the event the Improvement Costs exceed Landlord's Contribution, then the Tenant shall pay the entire amount of the excess, in lump sum, within ten (10) days after the Landlord's billing thereof. For purposes of this paragraph, "Building Standard" means materials and finishes of the quality and character customarily offered by the Landlord to new tenants of the Building as its "standard" or base level.

     5.1.2 The Tenant acknowledges that the Tenant has inspected the Premises, and except as specifically provided in the foregoing paragraph, the Tenant agrees to accept the Premises and the Building and improvements comprising same "AS IS", in their present condition, as suitable for the purpose for which the Premises are leased, as more particularly provided in Section 2 of this Lease (as modified by the Addendum).

     5.1.3 The Landlord shall use reasonable efforts to complete such improvements as soon as practical. In the event the improvements described in subsection 5.1.1 are not substantially completed prior to the commencement of the Extension Term through no fault of the Tenant, the Extension Term shall not be extended or modified, but until such improvements are substantially completed, the Tenant shall continue to occupy the Original Premises, and shall pay as Rent for the Original Premises the Base Rent and other Rent provided for under the Lease during the period immediately preceding the commencement of the Extension Term. Should occupancy of the entire Premises become available other than on the first day of a calendar month, the Rent shall be adjusted on a daily basis, based on one three-hundred sixty-fifth (1/365) of the full Rent, for each day of such calendar month when occupancy of the entire Premises had been available to the Tenant.

     5.1.4. In the event the Tenant vacates the Premises and there is a default in the payment of Rent under this Lease, or in the event the Landlord obtains possession of the Premises or terminates the Lease by reason of a Default by the Tenant, the Tenant shall pay to the Landlord, upon demand, as additional rent hereunder, the full unamortized amounts (based on an amortization period of five (5) years and including interest at 11.00% per annum on the outstanding principal balance) of Landlord's Contribution.

     9.      Insurance.  As of May 1, 1998, Section 4 of the Lease is hereby
             ---------
deleted in its entirety and Section 4 attached hereto as Exhibit B is
                                                         ---------
substituted in its place.

     10.     Landlord's Rights.   As of May 1, 1998, Section 7 of the Lease is
             -----------------
hereby deleted in its entirety and Section 7 attached hereto as Exhibit C is
                                                                ---------
substituted in its place.

     11.     Disabilities Act.   The parties acknowledge that the Americans With
             ----------------
Disabilities Act of 1990 (42 U.S.C. (S) 1210 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local laws ("Local Barriers Act"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply too the Premises, Building or Property depending on, among other things: (i) whether the Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The Landlord and the Tenant hereby agree that: (a) the Landlord shall perform any required ADA Title II and related Local Barriers Acts compliance in the common areas of the Building, except as provided below, (b) the Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises, and (c) the Landlord may perform, or require the Tenant to perform, and the Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use of, or alterations in the Premises, and (d) the Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to the Tenant's employees, and the Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to the Landlord's employees.

     12.   Estoppel Certificates.  The Tenant shall from time to time, within
           ---------------------
five (5) days after written request from the Landlord, execute, acknowledge and deliver a statement certifying: (i) that the Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that the Lease as so modified, is in full force and effect (or specifying the ground for claiming that the Lease is not in force and effect),
(ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that the Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to the Tenant's knowledge, any uncured defaults on the part of the Landlord or the Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as the Landlord may reasonably request, or as may be requested by the Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If the Tenant shall fail to execute and return such statement within the time required herein, the Tenant shall be deemed to have agreed with the matters set forth therein, and the Landlord acting in good faith shall be authorized as the Tenant's agent and attorney-in-fact to execute such statements on behalf of the Tenant (which shall not be in limitation of the Landlord's other remedies).

     13.   Authority.  Each party hereto hereby represents and warrants to the
           ---------
other that the representing party has full power, authority and legal right to execute, enseal, acknowledge and deliver this Amendment and that this Amendment constitutes the representing party's binding legal obligation.

     14.   Counterpart Execution.  This Amendment may be executed in two or more
           ---------------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall not become effective unless and until executed and delivered to each party.

     15.   Effective of this Amendment.  Except as herein set forth, the
           ---------------------------
provisions of the Lease shall remain in full force and effect and all references to the Lease shall be deemed to mean the Lease as amended by this Amendment.

     16.   Effectiveness of Amendment.  The effectiveness of this Amendment is
           --------------------------
subject to the express condition that no Event of Default shall have occurred which as of the Existing Termination Date had not theretofore been remedied.

     17.   Real Estate Broker.  The Tenant represents that the Tenant has dealt
           ------------------
only with Insignia/Barnes Morris (whose commission, if any, shall be paid by the Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Amendment, and agrees to indemnify and hold the Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom the Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of the Tenant or the negotiation with the Tenant of this Amendment.

     18.   Deletion of Addendum Provisions.  Paragraphs 4 and 5 of the lease
           -------------------------------
provisions contained on the rider attached to the original Lease, totaled "Improvements to the Premises" and "Rent Abatement," are hereby deleted.

     IN WITNESS WHEREOF each party hereto has executed and ensealed this Amendment or caused it to be executed and ensealed on hits behalf by its duly authorized representatives as of the day and year first above written.



                                      The Landlord:

WITNESS:                              METRO PARK, LLC



By:______________________________     By: /s/ Tim Cahill             [SEAL]
                                         ---------------------------
       Name:                          Name: not legible
       Title:                         Authorized Signatory



                                      The Tenant:

ATTEST TO:                            COMTEQ FEDERAL, INC.



By: /s/ Debbie Kearns                 By: /s/ Scott Shulman          [SEAL]
   ------------------------------        ---------------------------
   Name: Debbie Kearns                   Name: Scott Shulman
   Title: Admin                          Title: Controller


This page is the signature page of that SECOND LEASE MODIFICATION AND EXTENSION OF TERM made as of March 31, 1998 by and between METRO PARK, LLC, and COMTEQ FEDERAL, INC.

                                   EXHIBIT B



Section 4:  INSURANCE AND WAIVER OF CLAIMS
---------   ------------------------------


     A.    Required Insurance.  The Tenant shall maintain at its expense during
           ------------------
the Term with respect to the Premises and the Tenant's use thereof and of the Building and the Property:

     (i)   Worker's Compensation Insurance in the amounts required by statute,
           -------------------------------
and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

     (ii)  Property Damage Insurance for the protection of the Tenant and the
           -------------------------
Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by the Landlord under the Lease, the Tenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of the Tenant, with coverage at least as broad as the most recent editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Building and Personal Property Coverage Form (CP1030), (b) Business Income Coverage Form (CP0030), covering at least one year of anticipated income, (c) Boiler and Machinery Coverage Form (BM0025), (d) Causes of Special Loss Form (CP1030), and (e) Sprinkler Leakage - Earthquake Extension (CP1039).

     (iii) Commercial General Liability Insurance ("CGL") at least as broad as
           ---------------------------------------
the most recent ISO edition of Commercial General Liability Coverage Form (CG0001) with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,00,000, (e) Each Occurrence Limit - $2,000,000, and (f) General Aggregate Limit - $3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering the Tenant's indemnity obligations under this Lease, and (2) adding the Landlord, the management company for the Building and the Property, and other parties designated by the Landlord, as Additional Insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Premises Endorsement Form (CG2011) published by ISO.

     B.    Certificates, Subrogation and Other Matters.  The Tenant shall
           -------------------------------------------
provide the Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or the Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by the Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days prior written notice to the Landlord, and (iii) include, as attachments, originals of the Additional insured endorsements to the Tenant's CGL policy required above. The Tenant shall provide renewal certificates to the Landlord at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. The Landlord may periodically require that the Tenant reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by the Landlord or the Tenant shall be for the sole benefit of the party carrying such insurance. If the Tenant obtains insurance under "blanket policies," the Tenant shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. The Tenant's insurance policies shall be primary to all policies of the Landlord and any other Additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State of Maryland, and shall have a general policyholder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder. The Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect the Tenant, and the Tenant agrees to carry such additional coverage as may be necessary or appropriate.

     C.   Waiver of Claims.  Except for claims arising from the Landlord's
          ----------------
intentional or grossly negligent acts which are not covered or required to be covered by the Tenant's insurance hereunder, the Tenant waives all claims against the Landlord for injury or death to persons, damage to property or to any other interest of the Tenant sustained by the Tenant or any party claiming by or through the Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty, (iv) the Property, Building, Premises, systems and equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including the Tenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and the Tenant shall give the Landlord immediate notice of any such occurrences). To the extent that the Tenant is required to or does carry insurance hereunder, the Tenant agrees that the Tenant's property loss risks shall be borne by such insurance, and the Tenant agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of the Lease limiting the Landlord's liability.

     D.   Liability of Parties.  Except if and to the extent that such party is
          --------------------
released from liability to the other party hereto pursuant to the provisions of Paragraph B;

          (i) the Landlord (a) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of, any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the negligent or intentionally tortious act or omission of the Landlord or its agents, officers or employees, but (b) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises), (i) by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or (ii) because of fire, windstorm, act of God or other cause unless proximately caused by such negligent or intentionally tortious act or omission of the Landlord, as aforesaid; and

          (ii) subject to the operation and effect of the foregoing provisions of this subsection, the Tenant shall be responsible for, and shall defend, indemnify and hold harmless the Landlord against and from, any and all liability or claim of liability arising out of any injury to or death of any person or damage to any property, occurring within the Premises, unless resulting from fire, windstorm, act of God or other cause not proximately caused b the negligent or intentionally tortious act or omission of the Tenant, or any of their respective officers, employees, or agents.

                                   EXHIBIT C



Section 7:  LANDLORD'S RIGHTS
---------   -----------------

     Except to the extent expressly limited herein, the Landlord reserves full rights to control the Building and the Property (which rights may be exercised without subjecting the Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

     A.   General Matters.  To: (i) change the name or street address of the
          ---------------
Building or the Property or designation of the Premises, (ii) install and maintain signs on the exterior and interior of the Building or the Property, ad grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into he Premises, (iv) grant to any Person the right to conduct any business or render any service at the Building or the Property, whether or not the same are similar to the use permitted the Tenant by this Lease, (v) grant any Person the right to use separate security personnel and systems respecting access to their premises,
(vi) have access for the Landlord and other Tenants of the Building or the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and
(vii) in case of fire invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Building or the Property, (b) shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by the Landlord for the safety of the Tenants of the Building or the Property or the protection of the Building or the Property and other property located thereon or therein (but this provision shall impose no duty on the Landlord to take such actions, and no liability for actions taken in good faith).

     B.   Access To Premises.  To enter the Premises in order to: (i) inspect,
          ------------------
(ii) supply cleaning service or other services to be provided the Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, tenants, brokers and governmental authorities, (iv) decorate, remodel or alter the Premises if the Tenant shall abandon the Premises at any time, or shall vacate the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of the Landlord under this Lease or applicable laws. However, the Landlord shall: (a) provide reasonable advance written or oral notice to the Tenant's on-site manager or other appropriate person for matters which will involve a significant disruption to the Tenant's business (except in emergencies), (b) take reasonable steps to minimize any significant disruption to the Tenant's business, and following completion of any work, return the Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible, and (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by laws or other causes beyond the Landlord's reasonable control (and in the event of any permanent material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). The Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair the Landlord's access to the systems and equipment for the Building or the systems and equipment for the Premises. If the Tenant requests that any such access occur before or after the Landlord's regular business hours and the Landlord approves, the Tenant shall pay all overtime and other additional costs in connection therewith.

     C.   Changes To The Building or the Property.  To: (i) paint and decorate,
          ---------------------------------------
(ii) perform repairs or maintenance, (iii) add land, buildings, easements or other interests to, or sell or eliminate the same from, the Building or the Property, and grant interests and rights in the Building or the Property to other parties, and convert common areas to rentable areas and rentable areas to common areas, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Building or the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than the Tenant's permitted use), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Building or the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, the Landlord may among other things erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as the Landlord deems appropriate. However, the Landlord shall:
(a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, and (b) in connection with entering the Premises shall comply with Paragraph B above.